THIS AGREEMENT made this 1st day of March 1999

BETWEEN

THERMOELASTIC TECHNOLOGIES, INC.,
A Corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the "Corporation")
OF THE FIRST PART
-and-
P.E.L. MOULDS INC. a/o P.E.L. MANAGEMENT SERVICES, A Corporation incorporated under the laws of the Province of Ontario.
(hereinafter referred to as "P.E.L."

OF THE SECOND PART

WHEREAS the Corporation carries on the business of marketing and distributing various acrylic products;

AN WHEREAS the Corporation desires certain financial guidance and assistance and accounting services with respect to its present business activities;

AND WHEREAS P.E.L. possesses certain knowledge and familiarity with accounting services, related financial activities and management services;

AND WHEREAS the Corporation wishes to avail itself of the knowledge and familiarity possessed by P.E.L., with respect to accounting services, related financial activities and management services;

AND WHEREAS P.E.L. wishes to provide the Corporation with its knowledge and familiarity possessed by it with respect to accounting services, related financial activities and management services;

AND WHEREAS the parties wish to set out their current arrangements with respect to the provision and acceptance of such knowledge and familiarity with respect to accounting services, related financial activities and management services (herein referred to as the "Consulting Services";

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and the sum of Two Dollars ($2.00) of lawful money of Canada and receipt and sufficiency whereof is hereby irrevocably acknowledged, the parties hereto do hereby agree as follows.

1. P.E.L. shall provide Consulting Services to the Corporation from time to time at the request of the Corporation's authorized officers and executives. P.E.L. shall provide the Consulting Services as requested promptly and to the best of its abilities and in doing so, P.E.L. acknowledges and agrees that it shall make Lawrence G. Pinkney available for the provision of such Consulting Services and to occupy the position of Chief Financial Officer of the Corporation.

COST OF CONSULTING SERVICES

2. P.E.L. shall render the Consulting Services at an hourly cost of ninety dollars ($90.00) plus applicable taxes (to a minimum of Six Hundred Dollars($600.00) per day plus applicable taxes) which per hourly cost shall be pro-rated in the event that the Consulting Services are rendered for only a portion of an hour.

3. The cost of the Consulting Services to be provided by P.E.L. shall be determined as follows:

4. P.E.L. shall invoice the Corporation biweekly for the cost of the Consulting Services and upon acceptance of each invoice, the Corporation shall pay the Consulting Services rendered within fifteen
(15) days from the date of invoice.

5. (a.) If the cost of any Consulting Services invoiced by P.E.L. is not accepted by the Corporation, the Corporation shall promptly notify P.E.L. of its rejection of its invoice and the parties shall forthwith arrange to meet to review and attempt to resolve their differences. If the parties are unable to resolve their differences, P.E.L. and the


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Corporation shall refer the matter to arbitration by a single arbitrator to be agreed upon by the parties, such arbitration to be conducted pursuant to the provision of the Arbitration Act (Ontario).

    (b.) The hourly cost of the Consulting Services referred to in paragraph 2 may be amended, at any time, in writing, upon the mutual consent of both parties.

6. P.E.L. shall during the currency of this Agreement have the right to acquire at the price of USD $0.0001 per share, 100,000 free trading common shares of the Corporation. It is agrees that P.E.L. shall pay for the 100,000 shares forthwith and that all the share certificate shall be issued in the name of Lawrence G. Pinkney.

Confidentiality of Consulting Services, Information and Data

7. (a) P.E.L. acknowledges that, by providing Consulting Services to the Corporation, it is privy to certain of the information and data relating to the business and affaires of the Corporation which are confidential to the Corporation and not known to the public (except by Statutory or other Public Reporting Requirements) or to competitors of the Corporation which is the exclusive property of the Corporation.

    (b) P.E.L. further acknowledges that it is granted access to the directors, officers and employees of the Corporation for the purpose of reviewing and verifying such information and data.

8.  P.E.L. hereby covenants and agrees:

(a) not to disclose to any third party and treat in strict confidence all such information and data except for such information and data that is in the public domain, as may be required by Statutory of other Public Reporting Requirements, prior to any disclosure by P.E.L. and such information and data that becomes known to the public through the revelations of a third party where such information and data has not become known to the third party through a breach of P.E.L.'s covenants herein;

    (b) not to use for its own purposes any of the information and data without the Corporation's prior written or verbal consent;

    (c) not to make copies of any information of data without the Corporations' prior written or verbal consent;

(d) to forthwith return to the Corporation all information and data and all copies thereof in the possession of P.E.L. upon written demand by the Corporation.

(e) not to divulge to any person, firm or corporation any name or names of any or all of the suppliers or customers of the corporation or knowingly solicit, interfere with or endeavor to entice away from the Corporation any person, firm or corporation in the habit of dealing with the Corporation; and

    (f) not to interfere with or knowingly entice away any employee of the Corporation, whether to serve as an employee, agent consultant or advisor to P.E.L..

9. P.E.L. hereby covenants and agrees to assume total and complete responsibility for any and all actions of its directors, officers, employees, agents, consultants or advisors and agrees to instruct all its directors, officers, employees, agents, consultants or advisors with regard to covenants and agreements as disclosed in Paragraph 8 contained in this Agreement.

10. P.E.L. hereby covenants and agrees to keep all its statutory filings, licenses, permits or any and all other legal requirements as may be necessary to carry on it consulting Services current and up to date and inform the Corporation of any such non-compliance, as many occur, where upon this agreement shall become immediately null and void.

11. The Corporation hereby assumes total and complete responsibility for all actions, events and happenings that arise, or may arise, as a result of the Corporation accepting and acting upon the Consulting Services or actions or activities recommended therein as provided by P.E.L. to the Corporation and in doing so shall save P.E.L. harmless in all matters related to such Consulting Services and as a result of the

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Corporation accepting and assuming such Consulting Services as provided by P.E.L., except to the extent that such Consulting Services and advice have been negligently or deliberately improperly rendered.

12. Time shall be of the essence of this agreement and every part thereof.

13. This agreement shall be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

14. The parties hereby irrevocably atone to the exclusive jurisdiction of the courts of the Province of Ontario.

15. This agreement shall enure in the benefit of the Corporation, the successors and assigns and be binding upon P.E.L., its successors, executors, personal representatives and permitted assigns.

16. (a) Either party may terminate this agreement at will, at anytime, without penalty or interest or other financial consideration by written notice to the other party not less than sixty (60) days prior to the effective date of such notice.

    (b) Notwithstanding paragraph 15(a), this agreement will be deemed automatically terminated without further action by either party in the event that either party becomes insolvent, performs or permits any act of bankruptcy, liquidation or reorganization become bankrupt or if, a receiver, trustee or custodian is appointed by either party to administer to the affairs of that party.

(c) Should the Corporation fail to pay for the cost(s) of the Consulting Services as described in Paragraph 4 of the agreement and such costs remain unpaid for a period of sixty (60) days from the date that such Consulting Services invoices should be paid as described in Paragraph 4 then P.E.L. may unilaterally terminate this agreement at will at anytime, without penalty or interest or other financial consideration by written notice to the Corporation and such Consulting Services as provided by P.E.L. shall immediately cease.

IN WITNESS WHEREOF the parties have executed this agreement the day and year written above.

THEREMOELASTIC TECHNOLOGIES, INC.

Per:  Dregemar Sichez By K. Liebscher
On file

P.E.L. Management Services
Division of P.E.L. Moulds Inc.
Per: